EXHIBIT 21.1

LIST OF SUBSIDIARIES OF COTT CORPORATION

	Name of Subsidiary	Jurisdiction of Incorporation or Organization	Direct or Indirect Percentage of Ownership
1	10321338 Canada Limited	Canada	100%
2	10459682 Canada Limited	Canada	100%
3	10459739 Canada Limited	Canada	100%
4	10459755 Canada Limited	Canada	100%
5	156775 Canada Inc.	Canada	100%
6	4368479 Canada Limited	Canada	100%
7	9973443 Canada Limited	Canada	100%
8	Aimia Foods EBT Company Limited	United Kingdom	100%
9	Aimia Foods Group Limited	United Kingdom	100%
10	Aimia Foods Holdings Limited	United Kingdom	100%
11	Aimia Foods Limited	United Kingdom	100%
12	Aquaterra Corporation	Canada	100%
13	Café Espresso Italia Ltd	Israel	100%
14	Carbon Luxembourg S.à r.l.	Luxembourg	100%
15	Chateau d’Eau SAS	France	100%
16	Chateaud’eau Sarl	France	100%
17	Cott (Barbados) IBC Ltd.	Barbados	100%
18	Cott Beverages LLC	Delaware	100%
19	Cott Beverages Luxembourg S.a.r.l.	Luxembourg	100%
20	Cott do Brasil Industria, Comercio, Importacao e Exportacao de Bebidas e Concentrados Ltda	Brazil	100%
21	Cott Europe Trading Limited	United Kingdom	100%
22	Cott Holdings Inc.	Delaware	100%
23	Cott Limited	United Kingdom	100%
24	Cott Retail Brands Limited	United Kingdom	100%
25	Cott Switzerland GmbH	Switzerland	100%
26	Cott UK Acquisition Limited	United Kingdom	100%
27	Cott Ventures UK Limited	United Kingdom	100%
28	Decantae Mineral Water Limited	United Kingdom	100%
29	Dispensing Coffee Club (IAI-2003) Ltd	Israel	100%
30	DS Customer Care, LLC	Delaware	100%
31	DS Services of America, Inc.	Delaware	100%
32	Eden Centro Especial De Empleo S.L.U.	Spain	100%
33	Eden Distrybucja sp. z o. o.	Poland	100%
34	Eden Integratión S.L.U	Spain	100%
35	Eden Springs (Denmark) AS	Denmark	100%
36	Eden Springs (Europe) S.A.	Switzerland	100%
37	Eden Springs (Norway) AS	Norway	100%
38	Eden Springs (Sweden) AB	Sweden	100%
39	Eden Springs (Switzerland) SA	Switzerland	100%
40	Eden Springs Espana S.A.U	Spain	100%
41	Eden Springs Estonia OÜ	Estonia	100%
42	Eden Springs i Porla Brunn AB	Sweden	100%
43	Eden Springs International S.A.	Switzerland	100%

44	Eden Springs Latvia SIA	Latvia	100%
45	Eden Springs Limited Liability Company	Russia	100%
46	Eden Springs Nederland B.V.	Netherlands	100%
47	Eden Springs OY Finland	Finland	100%
48	Eden Springs Portugal S.A.	Portugal	100%
49	Eden Springs Scandinavia AB	Sweden	100%
50	Eden Springs sp. z o.o.	Poland	100%
51	Eden Springs UK Ltd	United Kingdom	100%
52	Eden Water and Coffee Deutschland GmbH	Germany	100%
53	Garraways Ltd	United Kingdom	100%
54	Hydropure Distribution Ltd	United Kingdom	100%
55	Kafevend Group Ltd	United Kingdom	100%
56	Kafevend Holdings Ltd	United Kingdom	100%
57	Mey Eden Bar - First Class Services Ltd	Israel	100%
58	Mey Eden Ltd	Israel	100%
59	Mey Eden Marketing (2000) Ltd.	Israel	100%
60	Mey Eden Production (2007) Ltd	Israel	100%
61	Old WCS (Bottlers) Limited	United Kingdom	100%
62	Pauza Coffee Services Ltd	Israel	95.6%
63	Pure Choice Watercoolers Ltd	United Kingdom	100%
64	S. & D. Coffee, Inc.	North Carolina	100%
65	SEMD, Société des eaux minérales de Dorénaz SA	Switzerland	100%
66	SIA << OCS Services >>	Latvia	100%
67	Stockpack Limited	United Kingdom	100%
68	Total Water Solutions Limited	United Kingdom	100%
69	UAB Eden Springs Lietuva	Lithuania	100%
70	Water Coolers (Scotland) Limited	United Kingdom	100%